Exhibit 3.11

FEE: $50.00 (Minimum) FILE IN DUPLICATE PRINT CLEARLY SOS CORP. KEY: ________________	AMENDED CERTIFICATE OF INCORPORATION (After Receipt of Payment of Stock)

Please note: This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF THE SATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105.

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.	A.	The Name of the Corporation is:	OPSEIS, Inc.
	B.	As amended: The name of the corporation has been changed to:

2.	A.	No change, as filed x .
	B.	As amended: The address of the registered office in the state of Oklahoma and the name of the registered agent at such address is:

NAME	STREET ADDRESS (P.O. BOXES ARE NOT ACCEPTABLE)	CITY	COUNTY	ZIP CODE

3.	A.	No change, as filed x .
	B.	As amended: The duration of the corporation is

4.	A.	No change, as filed x .
	B.	As amended: The purpose or purposes for which the corporation is formed are

5.	A.	No change, as filed x .
	B.	As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES		SERIES	PAR VALUE PER SHARE

Common	550,000		$1.00

Preferred

TOTAL NO. SHARES:	550,000		TOTAL AUTHORIZED CAPITAL:	$550,000

    That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

    That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

    SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S. 11077

    IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed by its         President and attested by its         Secretary, this 16th day of February, 1993 .

OPSEIS, INC. (EXACT CORPORATE NAME)

/s/ Mahesh Chhabra
By Mahesh Chhabra President

(PLEASE PRINT NAME)

ATTEST:
/s/ Michael K. Seaver
Michael K. Seaver Secretary

(PLEASE PRINT NAME)